Exhibit (h)(24)(iv)
Amendment to Fund Participation Agreement
This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Financial Investments, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”) and Empower Annuity Insurance Company of America (formerly Great-West Life & Annuity Insurance Company) and Empower Life & Annuity Insurance Company of New York (formerly Great-West Life & Annuity Insurance Company of New York formerly) (“Company”), is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“Agreement”), executed and effective as of June 5, 2007, as amended; and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.
Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.
2.
Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.
3.
All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.
4.
This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance

Lincoln Financial Investments
Products Trust

Corporation

By: /s/ Benjamin Richer__________	By: /s/ Benjamin Richer
Name: Benjamin Richer ______	Name: Benjamin Richer __________
Title: SVP, Head of Funds Management		Title: SVP, Head of Funds Management
Date: 4/1/2024 _______________	Date: 4/1/2024
Lincoln Financial Distributors, Inc.
Protective Life Insurance Company, as administrator and on behalf of Empower Annuity Insurance Company of America

By: /s/ Thomas O’Neill	By: /s/ Steve Cramer __________
Title: SVP______                                                             Title: Chief Product Officer _____
          Retirement Division________
Date: 4/2/2024__________________	Date: Mar 28, 2024
Protective Life and Annuity Insurance
Company, as administrator and on behalf of
Empower Life & Annuity Insurance
Company of New York

By: /s/ Steve Cramer
Title: Chief Product Officer –___
           Retirement Division_____

Date: Mar 28, 2024_________________

Exhibit A
Funds
Dated as of April 29, 2024

The currently available Funds of the Trust are:

LVIP Baron Growth Opportunities Fund
LVIP Macquarie Diversified Income Fund
LVIP Macquarie High Yield Fund
LVIP Macquarie Limited-Term Diversified Income Fund
LVIP Macquarie U.S. REIT Fund
LVIP Macquarie SMID Cap Core Fund
LVIP Macquarie U.S. Growth Fund
LVIP Macquarie Value Fund
LVIP JPMorgan Core Bond Fund
LVIP JPMorgan Mid Cap Value Fund
LVIP JPMorgan Small Cap Core Fund
LVIP JPMorgan U.S. Equity Fund
LVIP American Century Balanced Fund
LVIP American Century Capital Appreciation Fund
LVIP American Century Disciplined Core Value Fund
LVIP American Century Inflation Protection Fund
LVIP American Century International Fund
LVIP American Century Large Company Value Fund
LVIP American Century Mid Cap Value Fund
LVIP American Century Ultra Fund
LVIP American Century Value Fund